Exhibit 99.1

The Hanover Increases Share Repurchase Authorization by $400 Million

WORCESTER, Mass., May 11, 2021 - The Hanover Insurance Group, Inc. (NYSE: THG) today announced its board of directors has increased the company's existing share repurchase authorization by $400 million, to $1.3 billion. After accounting for shares previously repurchased, and the $35 million that was still available under the prior authorization, the company currently has $435 million remaining under the expanded program.

"The increase in our share repurchase authorization underscores the strength of our company’s operating performance and results,” said Jeffrey M. Farber, executive vice president and chief financial officer at The Hanover. "The Hanover continues to proactively manage shareholders’ capital. We returned $428 million of capital to shareholders during 2020 and to date in 2021, including share repurchases and dividends. We will continue to remain nimble and actively manage our capital with the best interests of shareholders in mind."

Under the repurchase authorization, the company may repurchase, from time to time, common stock in amounts, at prices and at such times as the company deems appropriate, subject to market conditions and other considerations. Repurchases may be executed using open market purchases, privately negotiated transactions, accelerated  repurchase programs or other transactions. The company is not required to purchase any specific number of shares or to make purchases by any certain date under this program. The company may establish trading plans under the Securities and Exchange Commission's ("SEC") rule 10b5-1 that will provide additional flexibility as it buys back its stock.

Forward-Looking Statements

Certain statements in this press release constitute or may constitute forward-looking statements for purposes of the safe harbor provisions of the United States Securities Litigation Reform Act of 1995. In particular, "forward-looking statements" include statements regarding quarterly or future dividends payable to the company's shareholders, which are subject to increases, decreases or elimination, as determined by The Hanover's board of directors; the company's plan to utilize the remaining capacity of its current share repurchase authorization, including, but not limited to, open market repurchases, accelerated repurchase programs or other transactions; the company's earnings prospects; and future capital management actions, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.

The company cautions investors that such forward-looking statements utilize estimates, projections and assumptions that involve significant judgement and that neither historical results and trends nor forward-looking statements are guarantees or necessarily indicative of future performance. Actual results may differ materially.

Investors are further cautioned to consider the risks and uncertainties in the company's business that may affect the company's board of directors' decisions to increase, decrease or eliminate future dividend payments to shareholders or to repurchase shares pursuant to the company's share repurchase authorization. Additional risks and uncertainties are discussed in readily available documents, such as the company's annual report on Form 10-K and other documents filed by The Hanover with the SEC, which are available at hanover.com under "Investors."

About The Hanover

The Hanover Insurance Group, Inc. is the holding company for several property and casualty insurance companies, which together constitute one of the largest insurance businesses in the United States. The company provides exceptional insurance solutions through a select group of independent agents and brokers. Together with its agent partners, the company offers standard and specialized insurance protection for small and mid-sized businesses, as well as for homes, automobiles, and other personal items. For more information, please visit hanover.com.

Contact Information

Investors:	Media:
Oksana Lukasheva	Michael F. Buckley	Emily P. Trevallion
Email: olukasheva@hanover.com	Email: mibuckley@hanover.com	Email: etrevallion@hanover.com

1-508-525-6081	1-508-855-3099	1-508-855-3263